HealthExtras




For Immediate Release                                   Contact: Aaron Finch
---------------------                                   301-548-2900
                                                        AFinch@HealthExtras.com


               HEALTHEXTRAS REPORTS RECORD SECOND QUARTER RESULTS
                                      - - -
             Revenues Up 70% and Net Income Up 132% Over Prior Year

     ROCKVILLE, MD, July 29, 2003 -- HealthExtras, Inc. (NASDAQ: HLEX), a pharmacy benefit management company, today announced its financial results for the second quarter ended June 30, 2003.

Second Quarter Highlights
-------------------------

 - Net income for the second quarter 2003 was $2.2 million or $.07 per share, a 132% increase over comparable after-tax second quarter 2002 earnings of $947,000 ($1.5 million as reported).

 - Revenues for the second quarter 2003 totaled $94.1 million, a 70% increase over second quarter 2002 revenues of $55.2 million.

 - Over 2.0 million prescriptions were processed during the quarter and total earnings before interest, taxes, depreciation, and amortization (EBITDA) were $4.3 million.

"We are pleased with the Company's financial performance," said David T. Blair, Chief Executive Officer of HealthExtras. "This quarter's strong financial performance was driven by new client additions, high generic utilization, increased formulary compliance, and the continued integration of PNNC, our most recent acquisition."

Operating income for the six months ended June 30, 2003 increased to $6.9 million a 214% increase over the $2.2 million from the same period in 2002. The financial results were consistent with management's expectations, and the Company confirms that it is on track to achieve its previously stated 2003 financial guidance of approximately $375 million in revenues and earnings of $.30 per share.

The Company generated cash from operations of $13.0 million for the six months ended June 30, 2003. "While year over year increases in revenues and earnings are significant, it is also important to note that segment margins and operating cash flow objectives are also on target", added Blair.

About  HealthExtras  (www.healthextras.com)
HealthExtras, Inc., a pharmacy benefit management company, currently provides benefits to over two million members and the Company's clients include managed care organizations, large employer groups, unions, government agencies and individual consumers.

The Company's integrated pharmacy benefit management services include: claims processing, mail order services, benefit design consultation, drug utilization review, formulary management and drug data analysis services. Additionally, the Company operates a national retail pharmacy network with over 53,000
participating   pharmacies.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in HealthExtras' filings with the Securities and Exchange Commission.

Financial Information Follows:

                                    - more -

HealthExtras, Inc.
Balance Sheet Information as of June 30, 2003
---------------------------------------------

Assets

Current assets:
Cash and cash equivalents .................................       $  26,162,251
Accounts receivable .......................................          39,824,162
Income taxes receivable ...................................           1,644,580
Deferred income taxes .....................................           1,286,313
Deferred charges ..........................................           1,969,137
Other current assets ......................................           1,199,076
                                                                  -------------

    Total current assets ..................................          72,085,519

Fixed assets, net .........................................           3,398,537
Deferred income taxes .....................................           1,636,104
Intangible assets, net ....................................          13,777,773
Goodwill ..................................................          33,666,142
Restricted cash ...........................................           1,000,000
Other assets ..............................................             840,909
                                                                  -------------

Total assets ..............................................       $ 126,404,984
                                                                  =============

Liabilities and stockholders' equity

Current liabilities:
Accounts payable ..........................................       $  40,943,439
Accrued expenses and other current liabilities ............           2,231,203
Deferred revenue ..........................................           5,227,282
                                                                  -------------

    Total current liabilities .............................          48,401,924

Notes payable .............................................          14,000,000
                                                                  -------------

      Total liabilities ...................................          62,401,924
                                                                  -------------

Stockholder's equity:
Common stock ..............................................             324,141
Additional paid-in capital ................................          70,810,251
Retained deficit ..........................................          (7,131,332)
                                                                  -------------

    Total stockholder's equity ............................          64,003,060
                                                                  -------------

Total liabilities and stockholders' equity ................       $ 126,404,984
                                                                  =============

  Income Statement


                                                    For the quarter                For the quarter
                                                 ended June 30, 2002             ended June 30, 2003

 Revenue ...................................           $  55,248,679                  $  94,114,780
                                                       -------------                  -------------

 Direct expenses ...........................              44,658,926                     83,863,324
 Selling, general & administrative .........               9,003,208                      6,492,387
                                                       -------------                  -------------

   Total operating expenses ................              53,662,134                     90,355,711
                                                       -------------                  -------------

   Operating income ........................               1,586,545                      3,759,069

 Interest expense, net .....................                  59,738                        114,330
                                                       -------------                  -------------

 Income before income taxes ................               1,526,807                      3,644,739

Provision for income taxes .................                      --                      1,407,000
                                                       -------------                  -------------

Net income .................................           $   1,526,807                   $  2,237,739
                                                       =============                  =============

EPS - basic ................................           $        0.05                    $      0.07
EPS - diluted ..............................           $        0.05                    $      0.07

Weighted average common shares .............                  32,291                         32,403
basic (in thousands)

Weighted average common shares .............                  32,501                         33,280
diluted (in thousands)




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